Exhibit 10.2

FIRST AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into as of the 19th day of December, 2017 by and between THE MANITOWOC COMPANY, INC., a Wisconsin corporation (“Seller”), and INVESTORS COMMUNITY BANK, a Wisconsin-charted bank (“Purchaser”).

RECITALS:

A. Purchaser and Seller entered into that certain Real Estate Purchase and Sale Agreement effective as of December 8, 2017 (the “Agreement”), whereby Purchaser agreed to purchase, and Seller agreed to sell, approximately 10.75 acres of real property and improvements located at 2400 S. 44th Street, Manitowoc, Wisconsin, as further described therein;

B. Purchaser and Seller desire to amend the Agreement to, among other things, extend the date for closing, as hereinafter set forth.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

2. Defined Terms. All capitalized terms used herein and not expressly defined shall have the meaning given to them in the Agreement.

3. Closing Date. The Closing shall occur not later than March 30, 2018.

4. Personal Property; Allocation. Section 1.4 of the Agreement is hereby deleted and replaced with the following language:

“All of Seller’s right, title and interest in and to all of the office furniture, such as desks, file cabinets and chairs of Seller, plus all other fixtures, equipment and/or other personal property physically located on the Property as of January 15, 2018, EXCEPT for such personal property as the parties may agree in writing to exclude (collectively, the “Personal Property”). The term Personal Property shall also include Seller’s right, title and interest in and to all leases and service contracts, entered into in connection with the personal property, fixtures, or operations located at the Property (collectively, the “Leases”). Seller shall provide Purchaser with a list of such Leases together with a copy thereof on or before January 15, 2018. In the event that Purchaser and Seller are unable to agree in writing upon the excluded personal property, Purchaser objects to the terms of the Leases, or the parties are unable to agree on the Allocation (as defined below), then Purchaser and/or Seller may terminate this Agreement by delivering written notice to the other party on or prior to January 15, 2018 (the “Identification Period”).”

5. Controlling Agreement. To the extent any provisions contained herein conflict with the Agreement or any other agreements between Purchaser and Seller, oral or otherwise, the provisions contained herein shall supersede such conflicting provisions contained in the Agreement or other agreements. Except as modified herein, Purchaser and Seller hereby represent and warrant that the Agreement remains in full force and effect and is hereby reaffirmed and ratified by both Purchaser and Seller.

6. Counterparts, E-mail. This Amendment may be executed in counterparts. Each executed counterpart of this Amendment will constitute an original document, and all executed counterparts, together, will constitute the same agreement. Any counterpart evidencing signature by one party that is delivered by e-mail or telecopy by such party to the other party hereto shall be binding on the sending party when such e-mail or telecopy is sent.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment effective the day and year first set forth above.

PURCHASER:

INVESTORS COMMUNITY BANK

By:	/s/ Mark A. Miller
Name:	Mark A. Miller
Its:	Sec’y

SELLER:

THE MANITOWOC COMPANY, INC.

By:	/s/ Thomas L. Doerr, Jr.
Name:	Thomas L. Doerr, Jr.
Its:	Senior Vice President, General Counsel & Secretary

[Signature page to Amendment]

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